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                                   Exhibit 2

                           Joint Reporting Agreement



                 In consideration of the mutual covenants herein contained, each party hereto represents to and agrees with the other parties as follows:

                 1. Such party is eligible to file a statement or statements on Schedule 13G pertaining to the Common Stock, par value $.01 per share, of IXC Communications, Inc., to which this agreement is an exhibit, for filing of the information contained herein.

                 2. Such party is responsible for timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained therein, provided that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

                 3. Such party agrees that such statement is filed on behalf of such party and that any amendment thereto will be filed on behalf of each such party.

         This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated: February 11, 1997



                                      Grumman Hill Investments, L.P.
                                      a Delaware limited partnership

                                      By:  Grumman Hill Company, L.L.C.
                                           a Delaware limited liability company
                                           Its:  General Partner


                                            By: /s/ Richard D. Irwin
                                               -----------------------------
                                               Richard D. Irwin
                                               General Manager


                                      Grumman Hill Company, L.L.C.
                                      a Delaware limited liability company


                                            By: /s/ Richard D. Irwin
                                               ------------------------------
                                               Richard D. Irwin
                                               General Manager


                                           /s/ Richard D. Irwin
                                      --------------------------------------
                                               Richard D. Irwin





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